UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 6, 2006


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                    95-4181026
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


                         3151 EAST WASHINGTON BOULEVARD
                             LOS ANGELES, CALIFORNIA                    90023
                      (Address of Principal Executive Offices)        (Zip Code)

                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On December 6, 2006, Tarrant Apparel Group (the "Company") entered into a definitive Stock and Asset Purchase Agreement (the "Purchase Agreement") to acquire certain assets and entities comprising The Buffalo Group. The Buffalo Group designs, imports and sells contemporary branded apparel and accessories, primarily in Canada and the United States.

         Pursuant to the Purchase Agreement, the Company and its subsidiaries will acquire (1) all the outstanding capital stock of four principal operating subsidiaries of The Buffalo Group, Buffalo Inc., 3163946 Canada Inc., 3681441 Canada Inc. and Buffalo Corporation, and (2) certain assets, consisting primarily of intellectual property rights and licenses, from The Buffalo Trust. The consideration for the stock and assets to be purchased by the Company under the Purchase Agreement will consist of:

         o        $40,000,000 in cash, subject to reduction prior to closing;

         o        $15,000,000  in  promissory  notes that are due and payable in
                  five  equal  annual  installments   beginning  on  the  second
                  anniversary of the closing date;

         o The issuance to the sellers of 13,000,000 exchangeable shares of the Company's Canadian subsidiary, which shares will be exchangeable by the holders into shares of the Company's common stock on a 1-to-1 basis;

         o The issuance by the Company to a trustee of shares of Series A Special Voting Preferred Stock of the Company that will entitle the sellers to direct the trustee to vote a number of shares equal to the number of exchangeable shares of the Company's Canadian subsidiary that remain outstanding from time to time on all matters on which the Company's shareholders are entitled to vote;

         o Assumption of debt of the entities being acquired by the Company;

         o Earn-out payments of up to $12,000,000 in the aggregate over a four year period, contingent upon achievement by the acquired business of specified earnings targets in years 2007 through 2010; and

         o The Company may be required to make a contingent cash payment following the fifth anniversary of the closing if the Company's common stock does not reach a minimum price over the next five years of approximately $3.08.

At signing of the Purchase Agreement, the Company delivered $5,000,000 to the sellers as a deposit against the purchase price payable under the agreement. Upon closing, this deposit will be used to pay a portion of the consideration payment and will reduce the amount of cash delivered at closing.

         Pursuant to the Purchase Agreement, at the closing the Company will enter into employment agreements with each of Gabriel Bitton, Gilbert Bitton, David Bitton, Charles Bitton and Michael Bitton pursuant to which they will serve as senior executives of the acquired


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business,  and the Company has agreed to issue  options to purchase an aggregate of 2,000,000 shares of the Company's common stock to the Bittons. Gabriel Bitton will continue to serve as Chief Executive Officer of the acquired business following closing and will be appointed to the Company's Board of Directors. A second nominee of the sellers reasonably acceptable to the Company will also be nominated to serve on Company's Board of Directors upon completion of the transaction.

         The completion of the transaction is subject to the satisfaction of a number of conditions as set forth in the Purchase Agreement, including among others, the approval of the acquisition and related transactions by the Company's shareholders, the Company obtaining the necessary financing to complete the acquisition, obtaining certain third party consents, and other customary closing conditions. Dates for closing the acquisition and for the Company's shareholders meeting to vote on the acquisition have not yet been determined. The Purchase Agreement may be terminated under certain conditions, including by mutual written consent of the parties, by either party in the event of a material breach by the other party, or by either party if the closing does not occur by March 31, 2007.

         The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The press release announcing signing of the Purchase Agreement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

         There are no material relationships between the Company and The Buffalo Group, other than in respect of the Purchase Agreement.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The Company will be filing a proxy statement and other relevant documents concerning the proposed transaction with the Securities and Exchange Commission. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Shareholders will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by the Company with respect to the proposed transaction may be obtained free of charge by contacting Tarrant Apparel Group, 3151 East Washington Boulevard, Los Angeles, California 90023,
Attention: Corazon Reyes (tel.: (323-780-8250).

         SHAREHOLDERS SHOULD READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING DECISION.

         The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Tarrant. The directors and executive officers of the Company include: Gerard Guez, Corazon Reyes, Simon Mani, Milton Koffman, Stephane Farouze, Mitchell Simbal, Joseph Mizrachi, Todd Kay, Charles Ghailian and Henry Chu. Collectively, as of December 1, 2006, the Company's executive officers and directors and their affiliates owned


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approximately  43% of the  outstanding  shares of the  Company's  common  stock.
Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman, alone owned approximately 33.1% and 8.4%, respectively, of the
outstanding   shares  of  the  Company's  common  stock  at  December  1,  2006.
Shareholders may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES.

         Reference is made to the description of the Purchase Agreement and the transactions provided for in the Purchase Agreement under Item 1.01 of this report, which description is incorporated by reference into this Item 3.02. The securities of the Company to be issued at or following closing of the acquisition of The Buffalo Group pursuant to the Purchase Agreement will be issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933. The Purchase Agreement contains representations of the sellers which included, in pertinent part, that such sellers are "accredited investors" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, are acquiring the Company's securities for investment purposes for their own respective accounts and not with a view to the resale or distribution thereof, and that each seller understands that the securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  None.

         (b)      PRO FORMA FINANCIAL INFORMATION.

                  None.

         (c)      SHELL COMPANY TRANSACTIONS.

                  None.

         (d)      EXHIBITS.

                  2.1 Stock and Asset Purchase Agreement, dated as of December 6, 2006.

                  99.1 Press Release dated December 7, 2006, published by Tarrant Apparel Group.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 TARRANT APPAREL GROUP

Date:  December 12, 2006         By:  /S/ CORAZON REYES
                                     --------------------------------------
                                     Corazon Reyes, Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number   Description
-------  -----------------------------------------------------------------------
2.1      Stock and Asset Purchase Agreement, dated as of December 6, 2006.

99.1     Press  Release  dated  December 7, 2006,  published by Tarrant  Apparel
         Group.


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